Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2011, relating to the consolidated financial statements of Peet’s Coffee & Tea, Inc., and the effectiveness of Peet’s Coffee & Tea, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Peet’s Coffee & Tea, Inc., for the year ended January 2, 2011.

/s/ Deloitte & Touche LLP

San Francisco, California
September 9, 2011